SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): October 19, 2004



                          FLORIDA COMMUNITY BANKS, INC.
             (Exact name of registrant as specified in its charter)




       Florida                          000-117090               35-2164765
      -------                          ------------             ------------
(State or other jurisdiction     Commission File Number       (I.R.S. Employer
    Of incorporation)                                        Identification No.)




                1400 North 15th Street, Immokalee, Florida 34142
                    (address of principal executive offices)

                  Registrant's telephone number: (239) 657-3171




                                 Not Applicable

          (Former name or former address, if changed since last report)

ITEM 2.02.        Results of Operation and Financial Condition

On October 19, 2004, Florida Community Banks, Inc. issued a press release announcing its financial results for the quarter ended September 30, 2004. A copy of the press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01.        Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is being furnished with this Report:

99.    Press Release (solely furnished and not filed for purposes of Item 9.01).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    October 21, 2004

                                                   Florida Community Banks, Inc.
                                                          (Registrant)


                        By:      /s/ Thomas V. Ogletree
                            ---------------------------
                            Thomas V. Ogletree
                            Executive Vice President and Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.                       Description
-----------                --------------------------------------------
     99.1                  Press Release

                                  EXHIBIT 99.1

(Letterhead)
(Graphic Ommitted)

1400 N. 15th Street
Immokalee, FL 34142
Ph: 239-657-3171
Fax: 239-657-8482

                                  PRESS RELEASE
SUBJECT: 3rd Quarter Earnings Statement

October 19, 2004

Stephen L. Price, President & CEO of Florida Community Banks, Inc. has announced the unaudited third quarter earnings for the Company. Florida Community Banks, Inc. is a bank holding company headquartered in Immokalee, Florida whose primary operating entity is the 81-year-old Florida Community Bank. Mr. Price is pleased to announce that consolidated net income for the quarter ending September 30, 2004 was $2,999,732 ($.79 per share fully diluted), compared to second quarter net income last year of $1,965,043 ($.52 per share fully diluted), an increase of 52.7% (52% on a fully diluted per share basis).Year-to-date consolidated net income for the first nine months of 2004 was $9,051,298 ($2.38 per share fully diluted) compared to $6,121,048 ($1.62 per share fully diluted) in 2003. This represents an increase of 47.8% (47.0% on a fully diluted per share basis).

Earnings for the third quarter represent an annualized return on average assets of 1.99% and an annualized return on average equity of 24.40%. The Company finished the quarter with assets of $603,513,179, a 19.8% increase from September 30, 2003. Shareholders' equity at September 30,2004 was $50,667,687. The Company's primary investment is in loans, which were $514,115,710 at September 30, 2004 compared to $424,260,094 a year earlier, an increase of 21.2%.

Mr. Price attributed the strong earnings increases to robust loan growth while maintaining high asset quality. He stated that unlike many other so-called community banks, Florida Community Bank is not simply building assets in order to sell the bank for a windfall profit. Florida Community Bank's strategy is to create long-term customer relationships in order to create shareholder value.

Florida Community Bank operates 9 offices in Collier, Lee, Hendry, and Charlotte counties, with 2 additional locations currently under construction in Cape Coral and East Naples.

For more information contact Mr. Price at 239-657-3171.